Exhibit 99.1

Sovos Brands Announces the Promotion of E. Yuri Hermida to President

LOUISVILLE, Colo., - December 05, 2023 – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today announced the promotion of E. Yuri Hermida to President of Sovos Brands, effective December 11, 2023. Mr. Hermida will continue to report to Todd Lachman, Founder and Chief Executive Officer of Sovos Brands.

“Over the last year, Yuri has proven to be an invaluable asset in executing the Sovos Brands enterprise-wide growth strategy,” said Mr. Lachman. “Yuri’s dedication and collaborative approach is pivotal to our success, and I look forward to continuing to partner with him to drive our strategic plan and further our momentum in 2024.”.

Mr. Hermida has served as Chief Growth Officer at Sovos Brands since October 2022, overseeing the Company’s sales, marketing, R&D and business segments while driving the Company’s overall growth strategy. Prior to joining Sovos Brands, he served as Executive Vice President at Reckitt Benckiser, a multinational producer of consumer goods in the health, hygiene and nutrition categories, overseeing the company’s multibillion-dollar North American Hygiene business. Prior to Reckitt, Mr. Hermida spent more than two decades at Procter & Gamble, holding key leadership positions around the globe, including Country Manager for the Malaysia and Singapore region, General Manager of Baby Care for the Greater China region, and Vice President of Feminine and Baby Care for North America.

The Company continues to expect the pending merger with Campbell Soup Company (“Campbell’s”) to be completed in 2024 and will continue to engage with the FTC on its review with the objective of closing in mid-2024.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the pending merger with Campbell’s. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

With respect to the pending merger with Campbell’s, these risks and uncertainties include, but are not limited to:

●	the timing to consummate the pending merger;
●	our ability to retain and hire key personnel and other employees, which could require us to use more expensive or less effective resources to support our business or otherwise adversely affect our business, financial condition and results of operations;
●	the risk that a condition to closing of the pending merger may not be satisfied or that the closing of the pending merger might otherwise not occur;
●	the risk that regulatory approval required for the pending merger is not obtained or is obtained subject to conditions that are not anticipated;
●	the diversion of management time on transaction-related issues; and
●	the risk that the pending merger and its announcement could have an adverse effect on the Company’s ability to retain third-party relationships and related talent.

These and other risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com